UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2017

XcelMobility Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54333	98-1102006
(State or other jurisdiction of incorporation)	(Commissin File Number)	(IRS Employer Identification No.)

2225 East Bayshore Road, Suite 200 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 320-1728

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Conversion of Salaries Payable to Certain Officers

On February 6, 2017, the Board of Directors (the “Board”) of XcelMobility Inc., a Nevada corporation (the “Company”) authorized and approved the conversion of the balance of salaries payable to certain officers of the Company as of December 31, 2016 into shares of the Company’s common stock, par value $0.001, at a conversion price of $0.002 per share. The salaries payable which are subject to conversion, as approved by the Board, are as follows: (i) $100,000.00 payable to Mr. Zhixiong Wei, the current Chairman of the Board and Chief Executive Officer of the Company; (ii) $50,000.00 payable to Mr. Renyan Ge, the former Chairman of the Board and Chief Executive Officer, and a current director of, the Company; and (iii)$10,000.00 payable to Ms. Li Ouyang, the Chief Financial Officer of the Company. Pursuant to the Board action, Mr. Wei shall receive 50,000,000 shares, Mr. Ge shall receive 25,000,000 shares and Ms. Ouyang shall receive 5,000,000 shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc., a Nevada Corporation

Dated: February 7, 2017	By:	/s/ Zhixiong Wei
Zhixiong Wei
Chief Executive Officer